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EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Circle International Group, Inc. and subsidiaries (formerly the Harper Group, Inc.) Registration Statements No. 33-44357, No. 33-35272, No. 33-53557, No.
33-17601,  No.  333-04139  and  No. 333-04141  of  our  report  dated
March 13, 1998 included in this Annual Report on Form 10-K of Circle International Group, Inc. for the year ended December 31, 1997.



/S/ DELOITTE & TOUCHE LLP
San Francisco, California
March 27, 1998